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                                                                   EXHIBIT 4.6

                         STOCKHOLDERS' VOTING AGREEMENT


         THIS STOCKHOLDERS' VOTING AGREEMENT ("Agreement") is made and entered into as of this 22nd day of November, 1996, by and among HAWK CORPORATION, a Delaware corporation (the "Company"), NORMAN C. HARBERT ("Harbert"), the HARBERT FAMILY LIMITED PARTNERSHIP, an Ohio limited partnership ("Harbert FLP"), RONALD
E. WEINBERG, SR. ("Weinberg"), the WEINBERG FAMILY LIMITED PARTNERSHIP, an Ohio limited partnership ("Weinberg FLP"), BYRON S. KRANTZ ("Krantz") and the KRANTZ FAMILY LIMITED PARTNERSHIP, an Ohio limited partnership ("Krantz FLP").

         WHEREAS, Harbert, Weinberg and Krantz are the managing general partners of Harbert FLP, Weinberg FLP and Krantz FLP, respectively;

         WHEREAS, Harbert FLP, Weinberg FLP, Krantz FLP, Harbert, Weinberg and Krantz are referred to herein collectively as the "Stockholders" and individually as a "Stockholder;"

         WHEREAS, as of the Effective Date (as defined below), each Stockholder will be the legal and beneficial owner of the number of shares of Class A Common Stock, par value $0.01 per share, of the Company ("Common Stock"), set forth opposite his or its name on Annex I attached hereto and incorporated herein by reference;

         WHEREAS, each of Harbert, Weinberg and Krantz is currently a director of the Company;

         WHEREAS, Carl J. Harbert II, Ronald E. Weinberg, Jr. and Marc C. Krantz are the sons and designated successors of Harbert, Weinberg and Krantz, respectively, for purposes of this Agreement and are referred to herein collectively as the "Designated Successors" and individually as a "Designated Successor;"

         WHEREAS, the parties believe that it is in their mutual best interest
(i) that qualified persons serve the Company as members of its board of directors (the "Board of Directors") to provide advice as to the Company's management, policies, administration and development and (ii) to make provision for the voting of the Common Stock and any other class of capital stock of the Company entitled to vote (together with the Common Stock, "Voting Stock") held by the Stockholders and certain other matters concerning the governance of the Company; and

         WHEREAS, the parties desire to set forth their understandings and agreements in writing;

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       SCOPE AND TERM OF AGREEMENT.

                  1.1 Scope of Agreement. This Agreement shall govern (i) the voting of all shares of Voting Stock of which any party to this Agreement is now or hereafter becomes the legal or


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beneficial owner, including, without limitation, any shares of Voting Stock acquired upon the exercise of any stock options issued by the Company, and (ii) all action taken by any of the Stockholders with respect to any matter submitted to a vote of the stockholders of the Company. For purposes of this Agreement, the term "beneficial owner" shall have the meaning assigned to such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. For purposes of this Agreement, it is hereby understood and agreed that Harbert, Weinberg and Krantz are, and that (upon succeeding to the rights and obligations of their respective fathers hereunder) the Designated Successors will be, the beneficial owners of the shares of Common Stock now or hereafter owned by Harbert FLP, Weinberg FLP and Krantz FLP (or the successors thereof), respectively.

                  1.2 No Restrictions on Transfer of Stock. This Agreement shall not restrict in any manner whatsoever the sale, transfer, pledge or other disposition of the shares of Voting Stock owned by any Stockholder.

                  1.3 Effective Date; Term of Agreement. This Agreement shall become effective only upon the date of consummation of the offering of 10 1/4% Senior Notes due 2003 contemplated by that certain Offering Memorandum of the Company dated November 22, 1996, as amended from time to time (the "Effective Date"), and shall continue until terminated pursuant to Section 1.4 hereof.

                  1.4 Termination of Agreement. This Agreement shall terminate upon the first to occur of (i) the death of the last of the Designated Successors having any rights or obligations hereunder or (ii) the mutual written agreement of all the parties hereto to terminate this Agreement; provided, however, that the provisions of Sections 2.1 and 2.2 hereof shall terminate sooner in the event that none of Harbert, Weinberg and Krantz (or any designee thereof) remains on the Board of Directors.

         2.       ELECTION OF DIRECTORS AND OTHER STOCKHOLDER MATTERS.

                  2.1 Election of Harbert, Weinberg, Krantz and Designated Successors as Directors. Subject to Section 2.4 hereof, each Stockholder agrees to take, or cause any persons or entities under his or its control to take, all necessary or desirable actions within his, its or such person's or entity's control (whether as a director, member of a committee of the Board of Directors or officer of the Company and including, without limitation, voting all shares of Voting Stock under his or its direction or control and, to the extent permitted by the certificate of incorporation or by-laws of the Company, each as then in effect, executing and delivering written consents of stockholders and calling special stockholders' meetings) to elect to the Board of Directors, to the extent that he desires to serve, (i) each of Harbert, Weinberg and Krantz (or such other person as Harbert, Weinberg or Krantz or, in the event of the death or resignation of any one of them, his Designated Successor, may designate in his stead), and (ii) following the death or resignation of any of Harbert, Weinberg or Krantz, his Designated Successor.

                  2.2 Election of Other Directors. Each Stockholder agrees to take, or cause any persons or entities under his or its control to take, all necessary or desirable actions within his, its

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or such person's or entity's control (whether as a director, member of a committee of the Board of Directors or officer of the Company and including, without limitation, voting all shares of Voting Stock under his or its direction or control and, to the extent permitted by the certificate of incorporation or by-laws of the Company, each as then in effect, executing and delivering written consents of stockholders and calling special stockholders' meetings) to elect to the Board of Directors such directors (other than Harbert, Weinberg and Krantz or any designees thereof, the election of which shall be governed by Section 2.1 hereof) as a majority of Harbert, Weinberg and Krantz (or, in the event of the death or resignation of any one of them, his Designated Successor) shall direct.

                  2.3 Other Stockholder Matters. Each Stockholder agrees to take, or cause any persons or entities under his or its control to take, all necessary or desirable actions within his, its or such person's or entity's control (whether as a director, member of a committee of the Board of Directors or officer of the Company and including, without limitation, voting all shares of capital stock of the Company (to the extent entitled to vote) under his or its direction or control and, to the extent permitted by the certificate of incorporation or by-laws of the Company, each as then in effect, executing and delivering written consents of stockholders and calling special stockholders' meetings) with respect to such matters as are submitted to a vote of the stockholders of the Company (other than the election of directors, which shall be governed by Sections 2.1 and 2.2 hereof) as a majority of Harbert, Weinberg and Krantz (or, in the event of the death or resignation of any one of them, his Designated Successor) shall direct.

                  2.4 Effect of Sale of Shares. In the event that any of Harbert, Weinberg and Krantz (or any Designated Successor who succeeds to the rights and obligations of his father hereunder) ceases to be the beneficial owner of fifty percent (50%) of the shares of Common Stock that he is currently the beneficial owner of, then he (and his Designated Successor) shall cease to have the right under Section 2.1 hereof to be elected (or have a designee elected) to the Board of Directors; provided that, notwithstanding his (or his Designated Successor's) ceasing to have such right under Section 2.1 hereof, he (or his Designated Successor) shall continue to be obligated to take such actions as are required of him under Sections 2.1, 2.2 and 2.3 hereof.

                  2.5 Agreement of the Company. The Company hereby agrees that it shall not give effect to any vote cast or other action taken by any Stockholder with respect to any matter submitted to a vote of the stockholders of the Company, unless such vote or action is in accordance with the terms of this Agreement.

         3.       REMEDIES.

                  3.1 Specific Performance. The parties hereto agree that the failure of any party to observe the obligations provided by this Agreement will result in irreparable damage to the non-defaulting party and that the non-defaulting party may seek specific performance of such obligations in any state or federal court having subject matter jurisdiction and located in Cleveland, Ohio.


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                  3.2 Submission to Jurisdiction; Consent to Service of Process;
Venue. For the purpose of any action or proceeding instituted with respect to this Agreement, each party other than the Company hereby irrevocably submits to the jurisdiction of any state or federal court having subject matter jurisdiction and located in Cleveland, Ohio. Each party other than the Company also irrevocably consents to the service or process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to such party at his or its address set forth in Section 4.1 hereof or at such other address furnished to the other parties hereto in the manner provided in Section 4.1 hereof, and each party hereby agrees that such service, to the fullest extent permitted by law (i) shall be deemed in every respect effective service of process upon him or it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to him or it. Each party other than the Company also hereby irrevocably waives, to the fullest extent permitted by law, any objection which he or it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Cleveland, Ohio and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Notwithstanding anything in this Agreement to the contrary, the Company shall have the right to serve process in any manner permitted by law and to bring an action or proceeding in respect hereof in any country, state, county or place having jurisdiction over such action.

         4.       MISCELLANEOUS PROVISIONS.

                  4.1 Notices. All notices or other forms or communication between or among any of the parties shall be given in writing and sent by registered or certified U.S. mail, return receipt requested, first-class postage prepaid, or personally delivered, to such party at the address set forth below unless notice of a change of address is furnished to the other parties in the manner provided in this Section:

          If to any Stockholder:       The address set forth next to his or
                                       its name on Annex I hereto.

          If to Harbert or Weinberg:   c/o Hawk Corporation
                                       200 Public Square, Suite 29-2500
                                       Cleveland, Ohio  44114

          If to Krantz:                c/o Kohrman Jackson & Krantz P.L.L.
                                       One Cleveland Center, 20th Floor
                                       Cleveland, Ohio  44114

          If to the Company:           Hawk Corporation
                                       200 Public Square, Suite 29-2500
                                       Cleveland, Ohio  44114
                                       Attention:  Norman C. Harbert

                  4.2 Amendment. No change in, modification of or amendment to this Agreement shall be valid unless the same is in writing and signed by all parties hereto.


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                  4.3 Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement and understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future date.

                  4.4 Assignment. No party may assign any of his or its rights or obligations under this Agreement without the written consent of all other parties hereto.

                  4.5 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, beneficiaries, legatees, distributees, estates, executors, administrators, personal representatives, successors and permitted assigns, as the case may be.

                  4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within that State.

                  4.7 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  4.8 Integration. This Agreement sets forth all of the promises, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes and is intended to be an integration of any and all prior agreements or understandings with respect thereto.

                  4.9 Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                HAWK CORPORATION


                                By: /S/ Byron S. Krantz
                                   ---------------------------------
                                Its:  Secretary
                                    --------------------------------

                                 /S/ Norman C. Harbert
                                ------------------------------------
                                NORMAN C. HARBERT, individually


                                HARBERT FAMILY LIMITED PARTNERSHIP


                                By: /S/ Norman C. Harbert
                                   ---------------------------------
                                     Norman C. Harbert,
                                     its Managing General Partner


                                /S/ RONALD E. WEINBERG
                                ------------------------------------
                                RONALD E. WEINBERG, individually


                                WEINBERG FAMILY LIMITED PARTNERSHIP


                                By: /S/ Ronald E. Weinberg
                                   ---------------------------------
                                     Ronald E. Weinberg,
                                     its Managing General Partner


                                /S/ Byron S. Krantz
                                ------------------------------------
                                BYRON S. KRANTZ, individually


                                KRANTZ FAMILY LIMITED PARTNERSHIP


                                By: /S/ Byron S. Krantz
                                   ---------------------------------
                                     Byron S. Krantz,
                                     its Managing General Partner

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                                     ANNEX I
                        TO STOCKHOLDERS' VOTING AGREEMENT



Name and Address of Stockholder                   Shares of Common Stock Owned
-------------------------------                   ----------------------------


Norman C. Harbert.......................................................38,101
P.O. Box 127
Hiram, Ohio  44234

Harbert Family Limited Partnership.....................................342,905
P.O. Box 127
Hiram, Ohio  44234

Ronald E. Weinberg......................................................37,089
982 Chestnut Run
Gates Mills, Ohio  44040

Weinberg Family Limited Partnership....................................333,800
982 Chestnut Run
Gates Mills, Ohio  44040

Byron S. Krantz..........................................................8,389
825-50 Windward #25K
Aurora, Ohio  44202

Krantz Family Limited Partnership.......................................75,505
825-50 Windward #25K
Aurora, Ohio  44202